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                                                                EXHIBIT 10(D).


                       THE FIRST CHICAGO NBD CORPORATION

                            PLAN FOR DEFERRING THE

                          PAYMENT OF DIRECTORS' FEES

                       AS AMENDED AS OF DECEMBER 1, 1995



                                   SECTION I

                                    PURPOSE
                                    -------

The purpose of the First Chicago NBD Corporation Plan for Deferring the Payment of Directors' Fees (the "Plan") is to enable each Director to defer all or a portion of his or her fees for future service as a member of the Board of Directors of First Chicago NBD Corporation (the "Corporation") or as a member of the Board of Directors of any affiliate or subsidiary of the Corporation.

                                  SECTION II

                                  ELIGIBILITY
                                  -----------

Any Director of the Corporation or Advisory Member of the Board of Directors of the Corporation (herein included in the term Director) who is not an employee of the Corporation, or any affiliate or subsidiary thereof, shall be eligible to participate in the Plan. In addition, any member of the Board of Directors of any affiliate or subsidiary of the Corporation who is not an employee of the Corporation, or any subsidiary or affiliate thereof, shall also be eligible, provided the Corporation's Board authorizes such eligibility.

                                  SECTION III

              ELECTION, MODIFICATION, AND TERMINATION PROCEDURES
              --------------------------------------------------

Any Director wishing to participate in the Plan must file with the Secretary of the applicable Board of Directors, in the calendar year preceding the year in which the deferred Director's fees are to be earned, a written Notice of Election to Defer the Payment of Director's Fees in the form attached as Exhibit "A" ("Notice of Election") to defer payment of all or a portion of his or her
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Director's fees for that year. The Director must file a Notice of Election on an annual basis for each year that the Director elects to defer fees, provided that the Notice of Election is filed in the calendar year preceding the year in which the deferred fees are to be earned. An effective election with respect to Director's fees that have been deferred under the terms of this Plan and fees that have already been earned may not be modified or revoked.

A new Director who first becomes eligible under the Plan may elect to defer fees that have not been earned in the first year of being a Director by filing a Notice of Election within thirty (30) days after becoming eligible to enter the Plan.

Any election made prior to the effective date of this Plan as modified shall not apply to any fees earned after such effective date except that the payment election shall remain the same. Election may be made by December of the year preceding the effective date as stated in Section XII of this Plan.

                                  SECTION IV
                      ESTABLISHMENT AND ADMINISTRATION OF
                        DEFERRED DIRECTOR'S FEE ACCOUNT
                      -----------------------------------

The amount of any Director's fees deferred in accordance with an election shall be credited to a deferred Director's fee account maintained by the Corporation. Such account shall remain a part of the general funds of the Corporation and shall be subject to the claims of its general creditors. The Plan is intended to be "unfunded" for tax purposes and for purposes of Title I of ERISA. Nothing contained in the Plan shall be deemed to create a trust or fund of any kind or create any fiduciary relationship, and the obligation to make payment of deferred fees shall be and remain an unsecured, unfunded general obligation of the Corporation.

A Director shall elect by filing a Notice of Investment Election in the form attached as Exhibit "B" ("Notice of Investment Election"), at the same time as the election to defer fees is made, to have earnings or losses on the deferred
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fees credited to the Director's deferred fee account consistent with the earnings or losses of any of the investment options then being offered to participants in the NBD Investment Plus Plan or any successor plan (with the exception of the FCN Fund or any other investment option which invests in equity securities, including derivative securities, of the Corporation). The Director may also elect, at the time of the Director's annual deferral election (or if none, prior to the calendar year in which such earnings are to be credited) to change the investment options for all or a portion of the existing balance in the Director's deferred fee account. A Director may also elect quarterly, using the Notice of Investment Election, effective as of April 1, July 1, or October 1, as the case may be, to change the options for all or a portion of the deferred fees to be credited to the Director's deferred fee account and the existing balance in the deferred fee account. The quarterly election should be made at least fifteen (15) days prior to the effective date of the election. The Director's investment election is to be used only for the purpose of valuing the Director's deferred fee account; the Corporation shall be under no obligation to invest any funds in accordance with the Director's elections.

As of the last day of each month, the deferred fee account balance of each Director who has filed an effective deferral election shall be adjusted as follows:


  (a) The account balance shall first be charged with any distributions made during the month.

  (b) The account balance shall then be credited with an amount equivalent to the rate of return for that month. Such amount shall be computed by multiplying the account balance after the adjustment provided for in Subsection (a) by a rate equal to the rate of return for that month earned by the applicable investment option elected by the Director.
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  (c)  Finally, the account balance shall be credited with the amount, if any, of Director's fees deferred during that month.


A separate record of deferred Director's fees and applicable earnings or losses shall be maintained by the Corporation for each participant in the Plan. The computations of the Corporation with respect to the amount equivalent to the applicable rate of return shall be conclusive and binding in the absence of bad faith.

                                   SECTION V
                      PAYMENT OF DEFERRED DIRECTOR'S FEES
                      -----------------------------------

Deferred fees shall be paid to a Director or, in the event of death, to his or her designated beneficiary in accordance with the Notice of Election and Beneficiary Designation (as defined below) that have been filed with the Secretary of the applicable Board of Directors. If a Director elects to receive payment of his or her deferred fees in installments rather than in a lump sum, the payment period shall not exceed ten years following the payment commencement date. The amount of any installment payment for any month shall be determined by multiplying the account balance of the Director's unpaid deferred fees as of the date of payment by a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments. Such balance shall be appropriately reduced to reflect the installment payments made hereunder.


                                  SECTION VI
              WHEN PAYMENT OF DEFERRED DIRECTOR'S FEES COMMENCES
              --------------------------------------------------

The payment in a lump sum or installments of amounts deferred pursuant to an election under the Plan shall commence on January 15 of the first year to which payment has been deferred, and shall be paid in accordance with the terms of such election. Installment payments shall be made either annually or quarterly as the Director has elected. The first year to
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which payment has been deferred may not be later than the second year after the
Director has attained the age of seventy (70) years. If a Director shall die prior to the first year to which payment has been deferred, such payment shall commence on January 15 of the calendar year immediately following the year of death, and shall be paid in the manner specified in such election.

Each election shall defer payment to commence on the date specified in the initial election, payable in the same manner.


                                  SECTION VII
                          DESIGNATION OF BENEFICIARY
                          --------------------------

Each Director, on becoming a participant, shall file with the Secretary of the applicable Board of Directors a Beneficiary Designation in the form attached as Exhibit "C" ("Beneficiary Designation") designating one or more beneficiaries to whom payments otherwise due the participant shall be made in the event of his or her death while serving as a Director or after leaving the Board. A Beneficiary Designation will be effective only if the signed form is filed with the Secretary of the applicable Board of Directors while the Director is alive, and will cancel all Beneficiary Designations signed and filed previously. If the primary beneficiary shall survive the Director but dies before receiving all the amounts due hereunder, the deferred amounts remaining unpaid at the time of death shall be paid in one lump sum to the legal representative of the primary beneficiary's estate. If the primary beneficiary shall predecease the Director, amounts remaining unpaid at the time of the Director's death shall be paid to the contingent beneficiary(s) surviving the Director, in the order specified by the Director in the Beneficiary Designation in effect and filed by the Director. If the contingent beneficiary(s) dies before receiving all the amounts due hereunder, the unpaid amount shall be paid in one lump sum to the legal representative of such contingent beneficiary(s) estate. If the Director shall fail to designate a
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beneficiary(s) as provided in this Section, or if all designated beneficiaries shall predecease the Director, the deferred amounts remaining unpaid at the time of such Director's death shall be paid in one lump sum to the legal representative of the Director's estate.

                                 SECTION VIII
                           NONALIENATION OF BENEFITS
                           -------------------------

Neither the Director nor any beneficiary designated by him or her shall have any right, directly or indirectly, to alienate, assign, or encumber any amount that is or may be payable hereunder.

                                  SECTION IX
                            ADMINISTRATION OF PLAN
                            ----------------------

Full power and authority to construe, interpret, and administer the Plan shall be vested in the Corporation's Board of Directors. Decisions of the Board shall be final, conclusive, and binding upon all parties.

                                   SECTION X
                       AMENDMENT OR TERMINATION OF PLAN
                       --------------------------------

The Board of Directors may amend or terminate this Plan at any time. Any amendment or termination of this Plan shall not affect the rights of participants or beneficiaries to the amounts in the Director's deferred fee accounts at the time of such amendment or termination.

                                  SECTION XI
                                APPLICABLE LAW
                                --------------
The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Michigan.

                                  SECTION XII
                            EFFECTIVE DATE OF PLAN
                            ----------------------
This Plan shall become operative and in effect for the fees to be earned
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in the year 1995 and thereafter until amended or terminated by the Board of
Directors of the Corporation.